Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(a)(1)	Articles of Amendment regarding name change of Voya Capital Allocation Fund to Voya Global Multi-Asset Fund effective January 20, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 204 to the Registrant’s Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.

(a)(2)	Articles Supplementary regarding designation and classification of Class T shares of Voya Corporate Leaders 100 Fund, Voya Global Multi-Asset Fund, Voya Global Target Payment Fund, Voya Mid Cap Research Enhanced Index Fund, and Voya Small Company Fund dated March 2, 2017 – Filed as an Exhibit to Post-Effective Amendment No. 206 to the Registrant’s Form N-1A Registration Statement on March 23, 2017 and incorporated herein by reference.

(e)(1)	Amended Schedule A dated November 30, 2016 to the Amended and Restated Investment Management Agreement dated November 18, 2014, as amended and restated May 1, 2015 between Voya Investments, LLC and Voya Series Fund, Inc. – Filed as an Exhibit to Post-Effective Amendment No. 204 to the Registrant’s Form N-1A Registration Statement on February 24, 2017 and incorporated herein by reference.